SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ING Groep N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Bijlmerdreef 106 1102 CT Amsterdam The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-266516
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
$1,250,000,000 6.083% Callable Fixed-to-Floating Rate Senior Notes due 2027	New York Stock Exchange
$1,250,000,000 6.114% Callable Fixed-to-Floating Rate Senior Notes due 2034	New York Stock Exchange
$500,000,000 Callable Floating Rate Senior Notes due 2027	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The titles of each class of securities to be registered hereby are: (i) “6.083% Callable Fixed-to-Floating Rate Senior Notes due 2027” (the “2027 Notes”), (ii) “6.114% Callable Fixed-to-Floating Rate Senior Notes due 2034” (the “2034 Notes” and, together with the 2027 Notes, the “Fixed-to-Floating Rate Notes”) and (iii) “Callable Floating Rate Senior Notes due 2027” (the “Floating Rate Notes” and, together with the Fixed-to-Floating Rate Notes, the “Securities”). The description of the Securities is incorporated by reference to the description that appears under the caption “Description of Debt Securities” in the Prospectus, dated as of August 19, 2022, included within the Registrant’s registration statement on Form F-3 (File No. 333-266516) (the “F-3”), as supplemented by the information under the caption “Description of Notes” in the prospectus supplement dated September 5, 2023 and filed pursuant to Rule 424(b), under the Securities Act of 1933, as amended (the “Act”). Any form of the prospectus or the prospectus supplement that includes such description that is subsequently filed by the Registrant as part of an amendment to the F-3 or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference into this Registration Statement and deemed to be a part hereof.

Item 2.	Exhibits.

1.

Indenture, dated as of March 29, 2017, between the Company and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on March 29, 2017).

2.

The Fourth Supplemental Indenture, dated as of April 1, 2021 between the Company and the Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on April 1, 2021).

3.

The Sixth Supplemental Indenture, dated as of September 11, 2023 between the Company and the Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on September 11, 2023).

4.	Form of 6.083% Senior Notes due 2027 (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on September 11, 2023).

5.	Form of 6.114% Senior Notes due 2034 (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on September 11, 2023).

6.	Form of Floating Rate Senior Notes due 2027 (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on September 11, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ING Groep N.V.

Date: September 11, 2023	By:	/s/ P.G. van der Linde
Name: P.G. van der Linde
Title: Authorized signatory

	By:	/s/ K.I.D. Tuinstra
Name: K.I.D. Tuinstra
Title: Authorized signatory